Earnings Results & Operating Information

STUDIO PLAZA
EQUINOX
INDUSTRIOUS

THE
LANDMARK
TWO

FIRST QUARTER 2026

Douglas Emmett

www.douglasemmett.com

Executive Summary
Our portfolio is located in the premier coastal submarkets of Los Angeles and Honolulu. Our In-Service Portfolio includes 17.5 million square feet of Class A office properties and 4,410 apartment units. In addition, we have 456,000 square feet of Class A office and 1,035 apartment units in our active Development Portfolio. As a result of recent changes to state and municipal zoning, entitled residential development sites in our current portfolio can now accommodate 8,000 - 10,000 new units.

Comparative Financial Results	Quarterly
(In millions, except per share data)	Q1 2026	Q1 2025

Revenues	$251	$252
Net (loss) income attributable to common stockholders	$(2)	$40
FFO per fully diluted share	$0.37	$0.40
AFFO	$49	$62
Same Property Cash NOI	$152	$155

Leasing: We recorded approximately 100,000 square feet of positive absorption in our In-Service Portfolio for the second consecutive quarter. We also executed 461,000 square feet of new leases, our best quarter ever for new leasing which included record leasing to tenants over 10,000 square feet.

In the last six months, we delivered our best results since 2019, growing our leased rate by over 1%. This was all done while realizing meaningful straight-line rent roll up and very strong tenant retention.

The straight-line value of the leases executed in the quarter increased by 5.3%, as our typical 3% to 5% annual fixed rent bumps more than offset the impact of 7.7% lower beginning cash rent compared to the prior lease’s ending cash rent. On the multifamily side, strong demand and increasing rents drove full occupancy and 4.2% higher same property cash NOI compared to first quarter 2025.

Property Acquisitions: In April, a new joint venture managed by us acquired The Bedford Collection, a 5 building, 246,000-square-foot medical office portfolio located in the Beverly Hills Golden Triangle for $260 million. We hold a 13% stake in the joint venture’s $150 million of equity. The joint venture also borrowed $130 million secured by a non-recourse, interest-only first trust deed loan maturing in April 2031. The loan bears interest at SOFR plus 1.70%, which we have effectively fixed at 5.26% per annum through April 2030.
Development: In Brentwood, our multi-year redevelopment of the 712-unit Landmark Residences continues in full swing. At 10900 Wilshire in Westwood, we expect to commence construction this year to convert the property into a 323 unit mixed use community. At Studio Plaza in Burbank, the redevelopment is complete and leasing is well underway with some tenants already taking occupancy.
Balance Sheet & Dividends: At quarter end, we had cash and cash equivalents of $357.2 million. On April 15, 2026, we paid a quarterly cash dividend of $0.19 per common share, or $0.76 per common share on an annualized basis.
Guidance: We expect our 2026 Net Loss Per Common Share - Diluted to be between $(0.20) and $(0.14), and FFO per fully diluted share to be between $1.39 and $1.45. We expect the FFO gains from the Bedford acquisition to be largely offset by higher assumed interest expense, reflecting the new Bedford Collection loan and the flattening interest rate curve. Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
1

Forward Looking Statements (FLS)
This First Quarter 2026 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words which are predictions of or indicate future events or trends and which do not relate solely to historical matters. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic, political or real estate developments affecting Southern California or Honolulu, Hawaii; competition from other real estate investors in our markets; decreased rental rates or increased tenant incentives and vacancy rates; reduced demand for office space, including as a result of remote work and flexible working arrangements that allow work from remote locations other than the employer’s office premises; defaults on, early terminations of, or non-renewal of leases by tenants; elevated or increasing interest rates; increases in operating and construction costs, including due to inflation and actual or potential tariffs or trade disruptions; insufficient cash flows to service our debt or pay rent on ground leases; difficulties in raising capital; inability to liquidate real estate or other investments quickly; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; natural disasters; fire and other property damage; insufficient insurance or increases in insurance costs; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; reliance on key personnel; changes in zoning and other land use laws; adverse changes to tax laws, including those related to property taxes; possible terrorist attacks or wars; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2025, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are made only as of the date of this EP and are not guarantees of future performance, and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS except as required by law.
2

Company Overview
Corporate Data
as of March 31, 2026

	In-Service Portfolio	Development Portfolio	Total
Office Portfolio
Number of Properties	69	1	70
Rentable square feet	17,526,068	456,205	17,982,273
Multifamily Portfolio
Number of Properties	13	2	15
Number of Units	4,410	1,035	5,445

In-Service Portfolio Leasing Statistics

Office Portfolio
Leased Rate	80.9%
Net Absorption	0.5%
Occupancy Rate	77.5%
Multifamily Portfolio Leased Rate	99.6%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of March 31, 2026	206,400
Common stock closing price per share (NYSE:DEI)	$9.42
Equity Capitalization	$1,944,292

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(1)	$5,608,545	$4,623,014
Less: cash and cash equivalents(2)	(357,248)	(269,341)
Net Debt	$5,251,297	$4,353,673

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$6,297,965
Our Share of Net Debt to Pro Forma Enterprise Value	69%

AFFO Payout Ratio(3)

Three months ended March 31, 2026	80.6%

_______________________________________________
(1)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(2)    Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $357.2 million and then deducting our JV partners' share of the consolidated cash and cash equivalents of $87.9 million.
(3)    AFFO Payout Ratio based on $0.19 dividend payable to shareholders of record as of March 31, 2026.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of March 31, 2026

Los Angeles · Westside
52 office properties
11 residential properties
Los Angeles · Valley
16 office properties
Warner Center
Woodland Hills
Encino
Sherman Oaks
Burbank
Glendale
Hollywood Burbank Airport
SANTA MONICA MOUNTAINS
Bel-Air
Hollywood
West Hollywood
Beverly Hills
UCLA
Westwood
Brentwood
Malibu
Pacific Palisades
Century City
Mid-Wilshire
Dodger Stadium
Santa Monica
Olympic Corridor
Culver City
Downtown Los Angeles
USC
PACIFIC OCEAN
Venice
Playa Vista
Los Angeles International Airport (LAX)
405
101
170
134
5
2
10
110

Honolulu
2 office properties
4 residential properties
OAHU
Pearl Harbor
Honolulu
Honolulu International Airport
Downtown
Waikiki
PACIFIC OCEAN
H1
H3
MAP © 2024 CARTIFACT
DATA © OSM CONTRIBUTORS

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Company Overview

Board of Directors and Executive Officers
as of March 31, 2026

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Our Chairman of the Board and Chief Executive Officer
Kenneth M. Panzer	Our President and Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Former CEO of The Macerich Company
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Chairman of the Board and Chief Executive Officer
Kenneth M. Panzer	President and Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer
Michele L. Aronson	Executive Vice President, General Counsel and Secretary

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	March 31, 2026	December 31, 2025
Assets
Investment in real estate, gross	$12,860,035	$12,798,047
Less: accumulated depreciation and amortization	(4,129,280)	(4,054,696)
Investment in real estate, net	8,730,755	8,743,351
Ground lease right-of-use asset	7,425	7,428
Cash and cash equivalents	357,248	340,789
Tenant receivables	4,375	1,990
Deferred rent receivables	126,537	123,619
Acquired lease intangible assets, net	4,447	4,731
Interest rate contract assets	21,863	22,310
Other assets	51,814	43,963
Total assets	$9,304,464	$9,288,181

Liabilities
Secured notes payable, net	$5,567,296	$5,548,870
Ground lease liability	10,803	10,808
Interest payable, accounts payable and deferred revenue	185,755	139,959
Security deposits	68,674	67,069
Acquired lease intangible liabilities, net	6,918	8,276
Interest rate contract liabilities	2,042	6,437
Dividends payable	31,836	31,831
Total liabilities	5,873,324	5,813,250

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,675	1,675
Additional paid-in capital	3,397,131	3,396,820
Accumulated other comprehensive income	12,344	11,452
Accumulated deficit	(1,539,710)	(1,505,390)
Total Douglas Emmett, Inc. stockholders' equity	1,871,440	1,904,557
Noncontrolling interests	1,559,700	1,570,374
Total equity	3,431,140	3,474,931
Total liabilities and equity	$9,304,464	$9,288,181

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Office rental
Rental revenues and tenant recoveries(1)	$169,052	$172,514
Parking and other income	31,468	29,583
Total office revenues	200,520	202,097

Multifamily rental
Rental revenues	46,006	45,196
Parking and other income	4,433	4,242
Total multifamily revenues	50,439	49,438

Total revenues	250,959	251,535

Operating Expenses
Office expenses	74,476	73,053
Multifamily expenses	16,559	16,555
General and administrative expenses	13,576	11,460
Depreciation and amortization	97,407	97,840
Total operating expenses	202,018	198,908

Other income	2,991	4,923
Other expenses	—	(105)
Interest expense	(64,541)	(60,078)
Gain from consolidation of JV	—	47,212
Net (loss) income	(12,609)	44,579
Net loss (income) attributable to noncontrolling interests	10,111	(4,779)
Net (loss) income attributable to common stockholders	$(2,498)	$39,800

Net (loss) income per common share - basic and diluted	$(0.02)	$0.24

Dividends declared per common share	$0.19	$0.19

Weighted average shares of common stock outstanding - basic and diluted	167,466	167,442
______________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries of $13.6 million and $12.2 million for the three months ended March 31, 2026 and 2025, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Net (loss) income attributable to common stockholders to Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO):

	Three Months Ended March 31,
	2026	2025
Funds From Operations (FFO)
Net (loss) income attributable to common stockholders	$(2,498)	$39,800
Depreciation and amortization of real estate assets	97,407	97,840
Net (loss) income attributable to noncontrolling interests	(10,111)	4,779
Adjustments attributable to consolidated JVs(2)	(8,894)	(14,247)
Gain from consolidation of JV	—	(47,212)
FFO	$75,904	$80,960

Adjusted Funds From Operations (AFFO)
FFO	$75,904	$80,960
Straight-line rent	(2,918)	(1,836)
Net accretion of acquired above- and below-market leases	(1,074)	(1,463)
Loan costs, loan premium amortization and swap amortization	4,573	3,611
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(35,233)	(26,893)
Non-cash compensation expense	5,586	5,587
Adjustments attributable to consolidated JVs(2)	2,241	2,380
AFFO	$49,079	$62,346

Weighted average shares of common stock outstanding - diluted	167,466	167,442
Weighted average units in our operating partnership outstanding	38,946	36,423
Weighted average fully diluted shares outstanding	206,412	203,865

Net (loss) income per common share - basic and diluted	$(0.02)	$0.24
FFO per share - fully diluted	$0.37	$0.40
Dividends paid per share(4)	$0.19	$0.19
__________________________________________________________
(1)Presents our FFO and AFFO, including our share of our consolidated JVs attributable to our common stockholders and noncontrolling interests in our Operating Partnership.
(2)Adjustments reflect our share of the noncontrolling interests in our consolidated JVs.
(3)Under GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net (loss) income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of March 31,
	2026	2025
Office Statistics
Number of properties	69	69
Rentable square feet (in thousands)	17,526	17,526
Ending % leased	80.9%	80.9%
Ending % occupied	77.5%	78.6%
Quarterly average % occupied	77.7%	78.9%

Multifamily Statistics
Number of properties	13	13
Number of units	4,410	4,391
Ending % leased	99.6%	99.1%

	Three Months Ended March 31,		% Favorable
	2026	2025	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$196,227	$197,191	(0.5)%
Office expenses	(73,591)	(71,922)	(2.3)%
Office NOI	122,636	125,269	(2.1)%

Multifamily revenues	49,984	48,949	2.1%
Multifamily expenses	(16,427)	(16,274)	(0.9)%
Multifamily NOI	33,557	32,675	2.7%

Total NOI	$156,193	$157,944	(1.1)%

Cash Net Operating Income (NOI)
Office cash revenues	$193,011	$194,832	(0.9)%
Office cash expenses	(73,591)	(71,922)	(2.3)%
Office cash NOI	119,420	122,910	(2.8)%

Multifamily cash revenues	49,498	48,000	3.1%
Multifamily cash expenses	(16,427)	(16,274)	(0.9)%
Multifamily cash NOI	33,071	31,726	4.2%

Total Cash NOI	$152,491	$154,636	(1.4)%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of net (loss) income attributable to common stockholders to these non-GAAP measures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property NOI Reconciliation
(Unaudited and in thousands)

The tables below present a reconciliation of Net (loss) income attributable to common stockholders to NOI and Same Property NOI:

	Three Months Ended March 31,
	2026	2025

Net (loss) income attributable to common stockholders	$(2,498)	$39,800
Net (loss) income attributable to noncontrolling interests	(10,111)	4,779
Net (loss) income	(12,609)	44,579
General and administrative expenses	13,576	11,460
Depreciation and amortization	97,407	97,840
Other income	(2,991)	(4,923)
Other expenses	—	105
Interest expense	64,541	60,078
Gain from consolidation of JV	—	(47,212)
NOI	$159,924	$161,927

Same Property NOI by Segment

Same property office cash revenues	$193,011	$194,832
Non-cash adjustments per definition of NOI	3,216	2,359
Same property office revenues	196,227	197,191
Same property office cash expenses	(73,591)	(71,922)
Same Property Office NOI	122,636	125,269

Same property multifamily cash revenues	49,498	48,000
Non-cash adjustments per definition of NOI	486	949
Same property multifamily revenues	49,984	48,949
Same property multifamily cash expenses	(16,427)	(16,274)
Same Property Multifamily NOI	33,557	32,675

Same Property NOI	156,193	157,944
Non-comparable office revenues	4,293	4,906
Non-comparable office expenses	(885)	(1,131)
Non-comparable multifamily revenues	455	489
Non-comparable multifamily expenses	(132)	(281)
NOI	$159,924	$161,927

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for Wholly-Owned Properties and Consolidated JVs
(Unaudited, in thousands)

	Three Months Ended March 31, 2026

	Wholly-Owned Properties	Consolidated JVs(1)

Revenues	$184,463	$66,496
Office and multifamily operating expenses	$66,221	$24,814
Straight-line rent	$2,950	$(32)
Above/below-market lease revenue	$147	$927
Cash NOI attributable to outside interests(2)	$—	$20,490
Our share of cash NOI(3)	$115,145	$20,297
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for six consolidated JVs that we manage. We own a weighted average interest of approximately 47% (based on square footage) in these six JVs, which owned a combined eighteen Class A office properties totaling 4.6 million square feet and three residential properties with 793 apartments in our regions. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs, (iv) additional distributions based on Cash NOI or invested capital and (v) a carried interest for certain JVs if the investors’ distributions exceed a hurdle rate.
(2)    Represents the share of Cash NOI allocable to interests other than our Fully Diluted Shares.
(3)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of March 31 2026, unaudited and in thousands)

	Maturity Date		Principal Balance	Our Share	Effective Rate	Swap Maturity Date

Consolidated Wholly-Owned Subsidiary Loans	8/15/2026		$415,000	$415,000	SOFR+1.20%	N/A
	9/19/2026		366,000	366,000	SOFR+1.25%	N/A
	11/1/2026		400,000	400,000	SOFR+1.25%	N/A
	5/18/2028		300,000	300,000	2.21%	6/1/2026
	1/1/2029		300,000	300,000	2.66%	1/1/2027
	4/1/2030		127,200	127,200	4.99%	N/A
	9/1/2030	(1)	941,477	941,477	4.80%	N/A
	12/10/2030	(2)	66,565	66,565	5.80% / SOFR+2.45%	1/1/2030
	3/3/2032	(3)	335,000	335,000	4.57%	N/A
	7/29/2032		200,000	200,000	5.60%	8/1/2030
	8/1/2033	(4)	350,000	350,000	3.65%	6/1/2027
	6/1/2038	(5)	25,553	25,553	4.55%	N/A
	Subtotal		3,826,795	3,826,795
Consolidated JV Loans	5/15/2027		380,000	338,200	SOFR+1.45%	N/A
	8/19/2028		565,000	169,500	4.79%	12/5/2027
	9/14/2028		115,000	85,080	2.19%	10/1/2026
	12/11/2028	(6)	325,000	65,000	6.36%	1/5/2028
	4/26/2029	(7)	175,000	96,250	3.90%	5/1/2026
	6/1/2029		160,000	32,000	3.25%	7/1/2027
	1/9/2030	(8)	61,750	10,189	6.00%	N/A
Total Consolidated Loans		(9)	$5,608,545	$4,623,014

Except as noted below, our loans: (i) are non-recourse, (ii) secured by separate collateral pools consisting of one or more properties and other collateral, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents. Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options. Effective rates include the effect of interest rate swaps and exclude the effect of points and prepaid loan fees. Maturity dates include the effect of extension options.
(1)Comprised of eight loans with the same terms.
(2)Balance represents borrowing on the construction loan which provides up to $375 million, including interest, for redevelopment of our Landmark Residences project in Brentwood. We entered into accreting swaps starting January 2, 2026 that mature on January 1, 2030. As of March 31, 2026, the swaps effectively fix 81% of the loan at an interest rate of 5.80% with the remainder of the loan floating at SOFR + 2.45%.
(3)The loan includes a revolving credit facility of $12.5 million, which accrues interest at 5.5%. As of March 31, 2026, there was no outstanding balance on the revolving credit facility.
(4)$380 million of swaps were previously associated with other debt that we paid off in August 2025. They continue to hedge our remaining floating rate debt. For purposes of this table we have applied $350.0 million to this loan and the remaining $30.0 million has been applied to our pool of other floating rate debt.
(5)The loan requires monthly payments of principal and interest based upon a 30-year principal amortization schedule.
(6)The loan requires monthly payments of principal and interest for twelve months commencing on January 5, 2028 based upon a 25-year principal amortization schedule.
(7)A portion of this loan is guaranteed.
(8)The interest rate is fixed at 6% until July 8, 2027 and then increases to 6.25% for the remaining term of the loan.
(9)Our debt on the balance sheet of $5.57 billion is calculated by adding $1.2 million of unamortized loan premium/discount and deducting $42.4 million of unamortized deferred loan costs from our total consolidated loans of $5.61 billion.
(10)The statistics below include the impact of $30.0 million of swaps (maturing June 1, 2027) that are not assigned to loans in the table above:

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (In thousands)	$4,065,080
Weighted average remaining life (including extension options)	4.0 years
Weighted average remaining fixed interest period	2.7 years
Weighted average annual interest rate	4.41%

NOTE: See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
In-Service Office Portfolio as of March 31, 2026
We divide our in-service office portfolio into three regions: the Westside and San Fernando Valley regions of Los Angeles, California and Honolulu, Hawaii.

Region	Westside	Valley	Honolulu	Total / Weighted Average

Number of Office Properties	52	15	2	69
Our Rentable Square Feet	10,000,661	6,334,572	1,190,835	17,526,068
Region Rentable Square Feet (1)	39,117,655	13,989,845	5,350,000	58,457,500
Our Market Share(2)	36.3%	46.9%	22.3%	39.2%
Our Percent Leased	80.6%	79.1%	93.3%	80.9%
Our Annualized Rent	$437,839,485	$163,528,992	$39,767,068	$641,135,545
Annualized Rent Per Leased Square Foot (3)	$57.45	$34.30	$38.04	$47.72
Monthly Rent Per Leased Square Foot (3)	$4.79	$2.86	$3.17	$3.98

____________________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2026 first quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure to our submarkets in each region. In calculating market share, we adjusted the rentable square footage by: (i) removing 62,000 rentable square feet for an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the region, and (ii) to add a 218,000 square foot property located just outside the Beverly Hills city limits to both the numerator and the denominator.
(3) Does not include signed leases not yet commenced, which are included in percent leased but excluded from Annualized Rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended March 31, 2026	$0.03

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
In-Service Office Portfolio as of March 31, 2026

Portfolio Tenant Size
	Median	Average

Square feet	2,400	5,000

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,380	51.5%	1,993,099	14.8%	$88,141,029	13.7%
2,501-10,000	994	37.1	4,844,567	36.1	224,984,460	35.1
10,001-20,000	199	7.4	2,740,216	20.4	129,324,574	20.2
20,001-40,000	81	3.0	2,156,666	16.1	105,786,074	16.5
40,001-100,000	25	1.0	1,444,099	10.7	75,117,508	11.7
Greater than 100,000	1	—	255,884	1.9	17,781,900	2.8
Total for all leases	2,680	100.0%	13,434,531	100.0%	$641,135,545	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
In-Service Office Portfolio as of March 31, 2026

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

William Morris Endeavor(2)	1	1	2037	255,884	1.5%	$17,781,900	2.8%
Morgan Stanley(3)	5	5	2027-2030	145,062	0.8	11,358,971	1.8
Equinox Fitness(4)	6	5	2029-2038	185,236	1.0	11,094,444	1.7
UCLA(5)	12	8	2026-2033	145,974	0.8	7,754,067	1.2
NKSFB	2	2	2030	135,066	0.8	7,150,417	1.1
Total	26	21		867,222	4.9%	$55,139,799	8.6%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Tenant has the option to terminate its lease in 2033.
(3)    Square footage (rounded) expires as follows: 89,000 square feet in 2027, 30,000 square feet in 2028, and 26,000 square feet in 2030.
(4)    Square footage (rounded) expires as follows: 34,000 square feet in 2029, 46,000 square feet in 2035, 31,000 square feet in 2037, and 74,000 square feet in 2038.
(5)    Square footage (rounded) expires as follows: 4 leases totaling 55,000 square feet in 2026; 2 leases totaling 18,000 square feet in 2028, 2 leases totaling 28,000 square feet in 2029; 1 lease totaling 12,000 square feet in 2030, 1 lease totaling 18,000 square feet in 2031, and 2 leases totaling 14,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
In-Service Office Portfolio as of March 31, 2026

Percentage of Annualized Rent by Tenant Industry

Financial Services 16.4%
Real Estate 13.7%
Legal 20.0%
Health Services 10.0%
Other 0.7%
Advertising 0.9%
Manufacturing & Distribution 1.2%
Educational Services 2.1%
Public Administration 2.6%
Insurance 3.0%
Technology 5.1%
Retail 5.8%
Accounting & Consulting 9.1%
Entertainment 9.4%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	600	20.0%
Financial Services	361	16.4
Real Estate	317	13.7
Health Services	396	10.0
Entertainment	126	9.4
Accounting & Consulting	308	9.1
Retail	158	5.8
Technology	90	5.1
Insurance	84	3.0
Public Administration	71	2.6
Educational Services	36	2.1
Manufacturing & Distribution	49	1.2
Advertising	30	0.9
Other	54	0.7
Total	2,680	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations
In-Service Office Portfolio as of March 31, 2026
(1)    Average of the percentage of leases expiring at March 31, 2023, 2024, and 2025 with the same remaining duration as the leases for the labeled year had at March 31, 2026. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2026	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	70	279,188	1.6%	$11,347,794	1.8%	$40.65	$40.65
2026	386	1,420,129	8.1	64,502,910	10.1	45.42	45.96
2027	587	2,289,915	13.1	107,949,872	16.8	47.14	49.22
2028	525	2,119,984	12.1	98,587,526	15.4	46.50	50.27
2029	384	1,768,685	10.1	78,169,188	12.2	44.20	48.03
2030	252	1,474,193	8.4	72,316,370	11.3	49.05	55.86
2031	195	1,131,455	6.5	54,435,770	8.5	48.11	54.45
2032	83	741,293	4.2	37,134,580	5.7	50.09	57.12
2033	72	534,368	3.0	27,500,424	4.2	51.46	64.75
2034	41	371,453	2.1	18,321,915	2.9	49.32	62.67
2035	34	322,367	1.8	16,431,744	2.6	50.97	67.28
Thereafter	51	981,501	5.7	54,437,452	8.5	55.46	76.67
Subtotal/weighted average	2,680	13,434,531	76.7%	$641,135,545	100.0%	$47.72	$53.74
Signed leases not commenced		596,992	3.4
Available		3,347,756	19.1
Building management use		107,525	0.6
BOMA adjustment(3)		39,264	0.2
Total/weighted average	2,680	17,526,068	100.0%	$641,135,545	100.0%	$47.72	$53.74

___________________________________________________
(1)Represents Annualized Rent at March 31, 2026 divided by leased square feet.
(2)Represents Annualized Rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
In-Service Office Portfolio as of March 31, 2026

	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Next Twelve Months

Los Angeles
Westside	170,857	252,778	373,820	280,609	1,078,064
Valley	168,547	130,509	270,050	168,706	737,812
Honolulu	10,973	22,363	20,232	35,728	89,296
Expiring Square Feet(1)	350,377	405,650	664,102	485,043	1,905,172

Percentage of Portfolio	2.0%	2.3%	3.8%	2.8%	10.9%

Los Angeles
Westside	$62.81	$43.27	$56.27	$56.02	$54.19
Valley	$38.87	$34.45	$35.06	$35.58	$35.94
Honolulu	$30.46	$40.84	$39.71	$37.90	$38.13
Expiring Rent per Square Foot(2)	$50.28	$40.30	$47.14	$47.57	$46.37

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of March 31, 2026, other than 279,188 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/regions involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
In-Service Office Portfolio for the Three Months ended March 31, 2026

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	86	461,034	85
Renewal leases	132	447,736	55
All leases	218	908,770	72

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate	New/Renewal Rate	Percentage Change

Cash Rent	$46.37	$42.80	(7.7)%
Straight-line Rent	$41.35	$43.52	5.3%

Average Office Lease Transaction Costs (3)

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$56.90	$7.91
Renewal leases signed during the quarter	$11.98	$3.19
All leases signed during the quarter	$34.44	$6.30

________________________________________________________________
(1)Average renewal lease term exclude leases with a term of twelve months or less.
(2)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases, such as retail leases.
(3)Reflects the weighted average leasing commissions and tenant improvement allowances divided by the weighted average number of years for the leases. Excludes leases substantially negotiated by the seller in the case of acquired properties, leases for tenants relocated at the landlord's request, and non-comparable leases, such as retail leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
In-Service Multifamily Portfolio as of March 31, 2026

We divide our In-Service multifamily portfolio into three regions: Santa Monica, West Los Angeles and Honolulu, Hawaii.

Annualized Rent by Region

Region	Number of Properties	Number of Units	Units as a Percent of Total

Santa Monica	3	940	21%
West Los Angeles	6	964	22%
Honolulu	4	2,506	57%
Total	13	4,410	100%

Region	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Santa Monica	99.4%	$52,353,936	$4,676
West Los Angeles	99.4%	56,226,036	4,901
Honolulu	99.7%	73,200,312	2,447
Total / Weighted Average	99.6%	$181,780,284	$3,457

Recurring Multifamily Capital Expenditures per Unit (1)

Three months ended March 31, 2026	$219

________________________________________________________________
(1)     The multifamily portfolio also includes (i) 72,613 square feet consisting of ancillary retail space at three properties and the remaining office space at a building undergoing conversion from office to residential and (ii) 712 apartment units at Barrington Plaza which is undergoing redevelopment. These items are not included in this table.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Development Portfolio Summary

The Landmark Residences, Brentwood, California

The Landmark Residences is a 712-unit apartment community in Brentwood, across from our Landmark Los Angeles apartments.
This is a phased redevelopment of all three towers to comply with city fire life safety directives. We estimate construction will take several years and cost approximately $400 million.
The property also includes a potential residential development site at the corner of Wilshire Blvd. and Barrington Ave.

Rendering of three redeveloped towers at The Landmark Residences with a new amenity deck.
Studio Plaza, Burbank, California

Studio Plaza is a 456,000 square foot office property located in Burbank. Following the move-out of a long-term single tenant, we are converting the property into a multi-tenant office building.
The extensive common area upgrades have been completed and the construction of new tenant suites is ongoing. The total cost of the redevelopment and releasing is estimated to be between $75 million and $100 million.

Rendering of redeveloped Studio Plaza with new common area amenities and arrival experience.
10900 Wilshire, Westwood, California

At 10900 Wilshire, we are developing a mixed-use community featuring up to 323 apartment units with state-of-the-art amenities. We will convert the existing 247,000 square foot office tower into a residential and office building with up to 200 units, integrating it with a new residential building on Ashton Avenue.
Including acquisition, conversion and new construction, we expect the total project cost to be approximately $200 million to $250 million. We plan to commence the phased conversion of vacant office floors in the tower in 2026. We are also finalizing plans for development of a new 123-unit apartment building on Ashton Ave; construction of the new building should take approximately three years.

Foreground: conceptual residential building on Ashton Ave. Background: Office tower to be converted to residential

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

2026 Guidance

Metric	Per Share
Net loss per common share - diluted	$(0.20) to $(0.14)
FFO per share - fully diluted	$1.39 to $1.45

Assumptions
(Occupancy & Leased Rate ranges pertain to our In-Service Portfolio)

Metric	Assumption Range	Compared to Prior Assumption
Average Office Occupancy	77% to 79%	Unchanged
Residential Leased Rate	Essentially fully leased	Unchanged
Same Property Cash NOI	-2.5% to -0.5%	Unchanged
Above/Below Market Net Revenue	$1 to $5 million	Unchanged
Straight-line Revenue	$14 to $18 million	Unchanged
General and Administrative Expenses	$52 to $56 million	Unchanged
Interest Expense	$272 to $282 million	Revised
Weighted average fully diluted shares outstanding	207.0 million	Unchanged

Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities.
The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of 2026 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net loss per common share - diluted to FFO per share - fully diluted:

Reconciliation of net loss attributable to common stockholders to FFO	Low	High

Net loss attributable to common stockholders	$(32.7)	$(22.6)
Adjustments for depreciation and amortization of real estate assets	410.0	400.0
Adjustments for noncontrolling interests and consolidated JVs	(89.6)	(77.2)
FFO	$287.7	$300.2

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	167.5	167.5
Weighted average units in our operating partnership outstanding	39.5	39.5
Weighted average fully diluted shares outstanding	207.0	207.0

Per share	Low	High

Net loss per common share - diluted	$(0.20)	$(0.14)
FFO per share - fully diluted	$1.39	$1.45
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.
AFFO Payout Ratio: Represents dividends announced divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.
Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatement under leases commenced as of the reporting date and expiring after the reporting date (does not include 596,992 square feet with respect to signed leases not yet commenced at March 31, 2026).  For our triple net office properties (in Honolulu), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.
Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.
Consolidated Net Debt: Represents our consolidated debt, (i) excluding the impact of unamortized loan premiums and deferred loan costs which do not require cash settlement, (ii) less cash and cash equivalents including loan collateral deposited with lenders available to reduce the debt obligation. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and loan collateral deposited with lenders and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.
Development Portfolio: Includes the following properties undergoing development activities: (1) a residential property with 712 apartments in Los Angeles which we removed from the residential rental market following a fire in January 2020, (2) a 456,000 square foot single tenant office property in Los Angeles that we commenced converting to multi-tenant after the tenant's lease expired in 2024, and (3) a 247,000 square foot office building in Westwood with an adjoining residential development site that we acquired in January 2025 and which we are planning to develop into 323 apartments.
Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of March 31, 2026.
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.
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Definitions
Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), impairment write-downs of real estate and impairment write-downs of our investment in our unconsolidated Fund from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.
GAAP: Refers to accounting principles generally accepted in the United States.
In-Service Portfolio: Represents our Total Portfolio excluding our Development Portfolio.
Joint Ventures (JVs): At March 31, 2026, we owned a weighted average interest of approximately 47% based on square footage in six consolidated JVs. The JVs owned eighteen office properties totaling 4.6 million square feet and three residential properties with 793 apartments.
Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.
Leased Rate: The percentage leased for our In-Service Portfolio as of March 31, 2026. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Leased Rate. For newly developed buildings going through lease up, units are included in both the numerator and denominator as they are leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in Leased Rate between the last day of the current and prior quarter for our In-Service Portfolio, excluding properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.
Net Income (Loss) Per Common Share - Diluted: We calculate Net Income (Loss) Per Common Share - Diluted in accordance with GAAP by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

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Definitions
Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income (loss) from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate, gain from consolidation of JV and net income (loss) attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  We calculate Occupancy Rate from the Leased Rate for our In-Service Portfolio by excluding signed leases not yet commenced. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.
Operating Partnership: Douglas Emmett Properties, LP.
Our Share: Our Share is calculated by multiplying the amount of debt or cash, as applicable, for each of our subsidiaries by our share of that subsidiary’s equity. For example, we calculate Our Share of Net Debt by: (i) multiplying the principal balance of our consolidated loans by our equity interest in the relevant borrower, (ii) subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalents, and (iii) subtracting the product of loan collateral deposited with lenders multiplied by our equity interest in the entity that deposited the collateral with the lender. We subtract cash and cash equivalents and loan collateral deposited with lenders because they could be used to reduce the debt obligations, and do not add (deduct) unamortized loan premium (discount) or subtract unamortized deferred loan costs because they do not require cash settlement. Reporting Our Share of cash or debt is a non-GAAP financial measure for which we believe that consolidated metric is the most directly comparable GAAP financial measure. We report Our Share of these items because some investors use it to evaluate and compare our financial position with that of other REITs.
Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding our Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.
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Definitions
Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid on the measurement date by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.
Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At March 31, 2026, total consists of 14,031,523 leased square feet (including 596,992 square feet with respect to signed leases not commenced), 3,347,756 available square feet, 107,525 building management use square feet and 39,264 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.
Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2026 include all of our In-Service Portfolio properties.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.
Short-Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.
Total Portfolio: At March 31, 2026, our Total Portfolio included all of our consolidated properties. Our consolidated properties include eighteen office properties totaling 4.6 million square feet and three residential properties with 793 apartments which are owned through six consolidated JVs in which we own a weighted average interest of approximately 47% based on square footage.
"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, and our consolidated JVs.
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